UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Palatin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4078884
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

301 Carnegie Center Drive, Suite 304 Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

EXPLANATORY NOTE

Palatin Technologies Inc. (the “Registrant”) is filing this Form 8-A in connection with the transfer of the listing of its common stock (the “Common Stock”) from the NYSE American LLC (“NYSE American”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Registrant expects that listing and trading of the Common Stock on the NYSE American will end at market close on May 28, 2026, and that trading will begin on the Nasdaq at market open on May 29, 2026.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.01 par value per share, of the Registrant, to be registered hereunder is contained in the section titled “Description of Securities” in the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2019, filed with the Securities and Exchange Commission (the “Commission”) on September 12, 2019, as subsequently amended from time to time (the “Annual Report”), and is incorporated herein by reference, except that any reference to the NYSE American is hereby amended to refer to Nasdaq.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: May 28, 2026	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President, Chief Financial Officer and Chief Operating Officer